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                                                                   Exhibit 10.13


                                SUPPLY AGREEMENT

THIS AGREEMENT is made the _______ day of _______________, 1999

BETWEEN:

            UCAR CARBON COMPANY INC., a Delaware corporation having an office at 3102 West End Avenue, Suite 1100, Nashville, Tennessee, 37203, USA

            ("UCAR CARBON")

AND:

            BALLARD POWER SYSTEMS INC., a company organized and existing under the laws of Canada, the main office of which is at 9000 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J9

            ("BPS")


WHEREAS:

(A) UCAR CARBON and BPS have entered into the Collaboration Agreement for the development of Target Products;

(B) BPS seeks an assured source of supply of the Materials in connection with the development and manufacture of electrically conductive fuel cell separator plates;

(C) BPS wishes to purchase from UCAR CARBON, and UCAR CARBON wishes to supply to BPS, the Materials, on the terms and subject to the conditions set forth in this Agreement;


NOW THEREFORE the parties covenant and agree as follows:
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                                     PART 1

                         DEFINITIONS AND INTERPRETATION

DEFINITIONS

1.1 In this Agreement, including the recitals and schedules, except as expressly provided or unless the context otherwise requires,

      AFFILIATE, in relation to a specified Person, means a Person that directly or indirectly controls, is under common control with, or is controlled by the specified Person, and for the purposes hereof, a Person will be deemed to CONTROL a corporation if

            (a) securities of the corporation to which are attached more than 50% of the votes that may be cast to elect directors of the specified corporation or other rights to elect a majority of the directors are held, other than by way of security only, by or for the benefit of the Person, and

            (b) the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the corporation,

      BUSINESS DAY means a day that is not a Saturday, a Sunday or a British Columbia provincial, Canadian federal, United States national or Tennessee state, holiday,

      CHIEF EXECUTIVE OFFICER means, in the case of BPS, BPS's Chief Operating Officer and in the case of UCAR CARBON, UCAR CARBON's President,

      COLLABORATION has the meaning ascribed to it in the Collaboration
      Agreement,

      COLLABORATION AGREEMENT means the Collaboration Agreement between UCAR CARBON and BPS made May 3, 1999,

      COMMENCEMENT DATE means the date of execution of this Agreement,

      CONFIDENTIAL INFORMATION means, in relation to a Person, information known or used by such Person in connection with its business or technology, including, but not limited to, such Person's Intellectual Property, customer information, financial information, marketing information, and information as to business opportunities and research and development,

      DISCLOSING PARTY has the meaning ascribed to it in Section 6.1,

      EVENT OF DEFAULT in relation to a party means an event of default arising as a result of a party
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                                      -3-


      being subject to one or more of the following circumstances:

            (a) an order is made or a resolution is passed or a petition is filed by such party for the liquidation, dissolution or winding-up of such party,

            (b)   such party is in material breach of its obligations under Part
                  6,

            (c) such party commits a material default in observing or performing any other material covenant, agreement or condition of this Agreement on its part to be observed or performed and, where such breach is curable, does not rectify or cure such breach within 30 days after receipt of written notice from the other party to this Agreement specifying such breach;

            (d) an execution, sequestration or any other process of any court becomes enforceable against such party or any distress or analogous process is levied upon any material part of the property, assets or undertaking of such party and any such process or distress is not stayed or otherwise suspended by a court of competent jurisdiction within 30 days and has, or could have, a material adverse effect on the business or condition, financial or otherwise, of such party;

            (e) such party applies to be put in bankruptcy, takes any action that would permit its creditors to make an application to put such party in bankruptcy, is adjudged or declared bankrupt or makes an assignment for the benefit of creditors, consents to a proposal or similar action under any bankruptcy or insolvency legislation applicable to it, or commences any other proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or consents to any such proceeding;

            (f) a custodian, liquidator, receiver, receiver and manager, receiver-manager, trustee or any other person with similar powers is appointed for such party or in respect of any material property or assets or material part of the property or assets of such party and not discharged within 30 days after its appointment and before any action is taken by it in respect of such property or assets which will materially affect the rights of the parties to this Agreement thereto;

            (g) a final, non-appealable, decision of any judicial, administrative, governmental or other authority or arbitrator is made which enjoins or restrains or renders illegal or unenforceable, the performance or observance by such party of any material term of this Agreement;
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                                      -4-


      EXCLUSIVE LICENSE                   [REDACTED]

      FIRST YEAR MATERIALS FORECAST       [REDACTED]

      FIRST YEAR MATERIALS PRICING        [REDACTED]

      FORCE MAJEURE means an act of God, strike, lockout or other industrial disturbance, war, blockade, insurrection, riot, earthquake, typhoon, hurricane, flood, fire, explosion or other similar occurrence beyond the reasonable control of a party which prevents such party from performing its obligations under the Agreement,

      INTELLECTUAL PROPERTY means in relation to a Person, each patent, patent application, industrial design, invention, design, trade secret, idea, work, methodology, technology, innovation, creation, concept, moral right, development drawing, research, analysis, know-how, experiment, copyright, data, formula, method, procedure, process, system or technique of such Person, but does not include trademarks or tradenames,

      LICENSE has the meaning ascribed to it in Section 5.1,

      MATERIALS         [REDACTED]

      MUTUAL SECRECY AGREEMENT has the meaning ascribed to it in the Collaboration Agreement,

      NOTICE has the meaning ascribed to it in Section 9.4,

      PERSON means an individual, corporation, body corporate, firm, limited liability company, partnership, syndicate, joint venture, society, association, trust or unincorporated organization or trustee or other such legal representative,

      PEM FUEL CELL means a solid polymer fuel cell and includes a direct oxidation fuel cell,

      RECIPIENT has the meaning ascribed to it in Section 6.1,

      RECIPIENT'S AGENTS has the meaning ascribed to it in Section 6.1(a),
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                                      -5-


      SPECIFICATIONS means BPS's specifications for the Materials as set forth in Schedule A or such other specifications for the same as the parties may agree from time to time,

      SUPPLIER EVALUATION SYSTEM means at any particular time, BPS's then existing standard of evaluating supplier performance and product quality, the current criteria in respect of which is set forth in Schedule D,

      TARGET PRODUCT means an electrically conductive fuel cell separator plate developed pursuant to the Collaboration utilizing any of the Materials,

      TERMS AND CONDITIONS means the terms and conditions of purchase set forth in Section 3.1 as may be amended from time to time by the parties, and

      YEAR means the period of 12 months commencing on the Commencement Date and where applicable, each consecutive period of 12 months thereafter during the term of this Agreement.

INTERPRETATION

1.2 In this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

      (a) "this Agreement" means this Supply Agreement, including the Schedules hereto, as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof,

      (b) the headings in this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof,

      (c) the word "including", when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope,

      (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Canadian generally accepted accounting principles applied on a consistent basis,

      (e) except where otherwise specified, all references to currency mean currency of the United States of America,

      (f) a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or
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                                      -6-


      supersedes such statute or regulations,

      (g) a reference to an entity includes any successor to that entity,

      (h) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa,

      (i) a reference to "approval", "authorization" or "consent" means written approval, authorization or consent,

      (j) a reference to a Part is to a Part of this Agreement and the symbol Section followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated.

SCHEDULES

1.3 The following are the schedules attached and incorporated in this Agreement by reference and are deemed to form a part hereof:


            Schedule A              Materials Specifications
            Schedule B              First Year Products Forecast
            Schedule C              First Year Products Pricing
            Schedule D              Supplier Evaluation System Criteria


                                     PART 2

                                SALE OF MATERIALS

MATERIALS SALE

2.1     [REDACTED]

SUPPLIER EVALUATION SYSTEM

2.2     [REDACTED]

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MOST FAVOURED CUSTOMER

2.3    [REDACTED]

FIRST YEAR FORECAST AND PRICING

2.4 During the first year of this Agreement BPS agrees to buy at a minimum the quantities set out in BPS's First Year Materials Forecast as set forth in Schedule B and UCAR CARBON agrees to sell Materials at the prices set forth in UCAR CARBON'S First Year Materials Pricing as set forth in Schedule C. UCAR CARBON's pricing and delivery schedule for the first year is subject to change if BPS makes a material change in its First Year Materials Forecast.

FUTURE FORECASTS AND PRICING

2.5 Future forecasts, pricing and production for the Materials will be dealt with as follows:

      (a)   [REDACTED]

      (b)   [REDACTED]

      (c)   [REDACTED]

      (d)   [REDACTED]

      (e)   [REDACTED]

DELIVERY OF MATERIALS

2.6 Without derogating from its obligations to supply the Materials on a timely basis, UCAR CARBON must achieve, in any eight-week period

      (a)   [REDACTED]
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                                      -8-


      (b)  [REDACTED]

      (c)  [REDACTED]

For the purposes hereof, in determining on-time delivery dates, Materials that do not meet the agreed Specifications will be deemed not to have been delivered.

LICENSE TO USE OF MATERIALS

2.7 Subject to Section 2.9 of the Collaboration Agreement, UCAR CARBON hereby grants to BPS a perpetual, irrevocable, worldwide, non-exclusive, royalty-free and paid-up right and license under UCAR CARBON's Intellectual Property rights to use the Materials supplied by UCAR CARBON to BPS in connection with the development, manufacture, use or sale of electrically conductive fuel cell separator plates.

IMPROVEMENTS TO MATERIALS

2.8     [REDACTED]

2.9     [REDACTED]


                                     PART 3

                               CONDITIONS OF SALE

SALES/PURCHASE ORDER CONDITIONS

3.1 All sales of Materials and all purchase orders issued and acknowledged under this Agreement will be subject to the Terms and Conditions set forth below:

      (a)   ACCEPTANCE

      A purchase order is not binding on BPS until accepted by UCAR CARBON. Acceptance of a purchase order and all terms and conditions as set out in this Section 3.1 will take place when (i) BPS receives UCAR CARBON's acknowledgement by electronic mail, fax or other agreed form, or (ii) UCAR CARBON delivers to BPS the materials or items ordered, whichever is earlier.


      (b)   PRICE

      The price for the materials or items ordered will be paid by BPS in cleared funds to the bank
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                                      -9-


       nominated by UCAR CARBON within 30 days after the later of

            (a)   receipt by BPS of the ordered goods, and

            (b)   the date of the applicable invoice,

      such payment to be made by check, credit transfer or irrevocable confirmed letter of credit; provided that, subject to BPS's rights under Section 3.1(h) and in the purchase order, BPS will only be obligated to pay for materials or items that are actually received by it. In addition, to the purchase price, BPS will pay to UCAR CARBON the amount of all taxes, excises or other governmental charges (except taxes on or measured by income) that UCAR CARBON may be required to pay with respect to the production, sale or transportation of any materials or items delivered to BPS under the purchase order.

      (c )  OVERSHIPMENTS, INSTALLMENTS

      BPS will pay only for the maximum quantities ordered. Overshipments will be held at UCAR CARBON's risk and expense for a reasonable time while awaiting shipping instructions from UCAR CARBON. Return shipping charges for excess quantities will be at UCAR CARBON's expense. Any provision herein for delivery of materials or items by installment will not be construed as rendering the obligations of UCAR CARBON severable and BPS will only be obliged to pay the price of the materials or items included in such installment after such installment is actually received by BPS.

      (d)   PACKING AND SHIPMENT

      Unless otherwise specified in the purchase order, if the price of the ordered materials or items is based on the weight thereof, such price must reflect the net weight of the materials or items ordered only, and no charges will be allowed for boxing, crating, handling damage, carting, drayage, storage or other packing requirements. Unless otherwise specified in the purchase order, all ordered materials or items must be securely packed in cartons, boxes or other containers, and marked and otherwise prepared for shipment in a manner which is

            (i)   in accordance with good commercial practice,

            (ii) acceptable to common carriers for shipment at the lowest rate for the particular materials or items, and

            (iii) adequate to ensure safe arrival of the ordered materials or items at the named destination.

      UCAR CARBON must mark all containers with necessary lifting, handling and shipping information, purchase order numbers, date of shipment and the names of the consignee and consignor, if applicable. An itemized packaging sheet must accompany each shipment. No partial or complete delivery will be permitted hereunder before the date or dates specified for delivery without BPS's prior written consent thereto. If the ordered materials or items are improperly delivered for shipment, any additional cost thereby incurred will be for the account of, and will be paid by, UCAR CARBON, and may be deducted by BPS from the payment of the price for such materials or items.


      (e)   DELIVERY

      Unless otherwise directed by BPS or specifically provided in the purchase order, the materials or items called for hereunder will be delivered on a FCA origin basis. The term "FCA" has the meaning ascribed thereto in, and is to be interpreted in accordance with, the Incoterms 1990 published by the International Chamber of Commerce. Notwithstanding the shipping terms contained in the purchase order, title to the materials or items and risk will remain with UCAR CARBON and not pass to BPS until delivery to BPS's named destination for importation.

      (f)   WARRANTIES

      UCAR CARBON warrants, represents, covenants and agrees as follows:

            (i) the materials or items supplied pursuant to the purchase order will

                  (A) be in full compliance with BPS's Specifications, blueprints, drawings and data,

                  (B) be in conformity with samples approved by BPS,

                  (C) not infringe any patent, copyright, trade secret, mask work right, trademark or other intellectual property right of any person covering the material or item itself but UCAR CARBON does not warrant against infringement by reason of the use of such material or item in combination with other articles or material or in the practice of any process other than a process for which such item has been expressly manufactured by UCAR CARBON,

                  (D) be so supplied, and BPS will have title thereto, free and clear of all liens, charges, encumbrances and security interests;

            (ii) THERE ARE NO EXPRESS WARRANTIES BY UCAR CARBON OTHER THAN THOSE SPECIFIED IN THIS SECTION. NO WARRANTIES BY UCAR CARBON (OTHER THAN WARRANTY OF TITLE AS PROVIDED BY THE UNIFORM COMMERCIAL CODE) SHALL BE IMPLIED OR OTHERWISE CREATED AT LAW OR IN EQUITY, INCLUDING, BUT NOT LIMITED TO, WARRANTY OF MERCHANTABILITY

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            AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. Without limiting the generality of the foregoing, BPS assumes all risk and liability for the results obtained by the use of any products delivered hereunder in combination with other articles or material or in the practice of any process other than a process for which such item has been expressly manufactured by UCAR CARBON.

            (iii) BPS's receipt of any products delivered hereunder shall be an unqualified acceptance of, and a waiver by BPS of any and all claims (including claims arising under the warranties specified in this Section 3.1(f)) with respect to, such products unless BPS gives UCAR CARBON notice of claim within 150 days after such receipt or within ten days after BPS shall have received written notice of any claim of infringement covered by clause (i) above,

            (iv) if any materials or items delivered hereunder do not meet the warranties specified herein, BPS may, at its option

                  (A) require the UCAR CARBON to correct, at no cost to BPS, any defective or non-conforming materials or items by repair or replacement, or

                  (B) return such defective or non-conforming materials or items at UCAR CARBON's expense to the UCAR CARBON and recover from the UCAR CARBON the purchase order price thereof, or

                  (C) correct the defective or non-conforming materials or items itself and charge UCAR CARBON with the cost of such correction.

            The foregoing remedies are exclusive to BPS.

            (v) No waiver by BPS of any drawing or specification requirement for one or more of the materials or items ordered will constitute a waiver of such requirements for the remaining materials or items to be delivered hereunder, unless specified by BPS in writing. The provisions of this Section 3.1(f) will not limit or affect the rights of BPS under Section 3.1(h).

      (g)   INVOICES

      Each invoice issued as a result of the purchase order must

            (i)   be rendered separately for each delivery,

            (ii) not cover more than one purchase order,

            (iii) contain the purchase order number under which it is issued,
            and
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            (iv) be rendered to the proper Accounts Payable Department of BPS as set forth in the purchase order.

            Invoice payment terms will be calculated from the date the invoice is received by the proper Accounts Payable Department of BPS by electronic mail, fax or other agreed form.

       (h)  INSPECTION

      Materials or items purchased pursuant to the purchase order are subject to BPS's inspection and approval at any place BPS may reasonably designate. BPS may, without liability hereunder or otherwise and without prejudice to any other rights or remedies available to it, reject and refuse acceptance of any materials or items, which do not conform in all respects to

            (i)   any instructions contained in the purchase order,

            (ii)  BPS's Specifications, drawings, blueprints and data, or

            (iii) UCAR CARBON's warranties.

      With respect to any materials or items which do not so conform, BPS may, in BPS's sole discretion, hold such materials or items for UCAR CARBON's inspection at UCAR CARBON's risk upon notification to UCAR CARBON, or return such materials or items to UCAR CARBON at UCAR CARBON's expense. BPS's rejection of any materials or items subject to the purchase order will be without prejudice to its rights to require UCAR CARBON to perform its obligations in respect of the balance of the purchase order. Payment for any item will not be deemed to be an acceptance thereof.

      (i)   CHANGES

      BPS may, with reasonable notice to UCAR CARBON, at any time change

            (i) the Specifications, drawings, blue prints and data concerning the ordered materials or items where such materials or items are to be specifically manufactured for BPS,

            (ii) the method of packaging, packing or shipment of the ordered materials or items, and

            (iii) the place and/or time of delivery of such materials or items.

      If any such change causes an increase or decrease in the cost(including any unusable work in progress) or the time required for the delivery of the materials or items ordered, UCAR CARBON will claim an equitable adjustment in the price or delivery schedule, or both within 30 days after receipt by UCAR CARBON of the requested change.

      (j)   INDEMNIFICATION

      Each party will indemnify and hold the other harmless from and against any claim, demand, cause of action, damage, costs and expenses which the other might sustain or become liable for arising from or in connection with that party's performance or nonperformance hereunder. No claims of any kind, with the exception of those claims arising out of Section 3.1(f)(i)(C),
      Section 3.1(f)(i)(D), Section 3.1(k)or Part 6 of the Agreement with respect to any material or item covered by this document, whether as to materials or items delivered or for delayed delivery or non-delivery of the material or item and whether or not based on negligence or warranty, shall be greater in aggregate amount than the purchase price of the materials or items in respect of which such claims are made. In no event, with the exception of those claims arising out of Section 3.1(f)(i)(C),
      Section 3.1(f)(i)(D), Section 3.1(k) or Part 6 of the Agreement shall either party be liable for special, indirect or consequential damages, whether or not caused by or resulting from the negligence of such party.

      (k)   PATENTS

      UCAR CARBON will defend, at UCAR CARBON's own expense, all suits, actions or proceedings in which BPS, or any of the BPS's distributees or dealers, or the users, lessees or customers of any of BPS's products, are made defendants for actual or alleged infringement of any copyright, trademark, trade secret, mask work right, Canadian, U.S. or other foreign patent or other intellectual property right resulting from the possession, use, sale or resale of any material or item purchased hereunder. If by virtue of a patent infringement suit an injunction is issued against BPS which prohibits or limits the use of any materials or items ordered or purchased hereunder or UCAR CARBON notifies BPS to cease use of any materials or items purchased hereunder, UCAR CARBON, at BPS's request, will supply BPS with non-infringing replacement materials or items of a similar kind, quality and quantity. BPS will cease use of materials or items purchased hereunder which are subject to an infringement action upon receipt of notice of such action and upon request by UCAR CARBON. UCAR CARBON's obligations under this Section 3.1(k) or Section 3.1(j) do not apply to any suits, actions or proceedings in which the actual or alleged infringement results from the use of such material or item in combination with other articles or material or in the practice of any process other than a process for which such item has been expressly manufactured by UCAR CARBON.

      (l)   COMPLIANCE WITH LAW

      UCAR CARBON warrants and represents that it has complied with, and will continue, during the performance of its obligations hereunder, to comply with, all laws and conform to all requirements of each applicable governmental authority with respect to the supply of the ordered materials or items, including those concerning the packaging, storage, shipment and exportation of all or any part thereof, and will ensure that no chemical substance delivered to BPS is on the list of prohibited substances described in applicable environmental laws. UCAR CARBON will obtain all federal, provincial, state, municipal and other government or regulatory licenses, permits or other documents or permissions that are required by BPS that are incidental to the sale or shipment of the ordered materials or items to BPS.

      BPS warrants and represents that it has complied with, and will continue, during the performance of its obligations hereunder, to comply with, all laws and conform to all requirements of each applicable governmental authority with respect to the ordered materials or items and payment therefor and importation thereof.

      (m)   NON-PUBLICITY

      Except as may be required by law or applicable governmental regulatory authorities, neither party will, without the prior written consent of the other party

            (i) make any news release, public announcement, denial or confirmation of any purchase order or its subject matter, or

            (ii) in any manner advertise or publish the fact that BPS has placed any purchase order with UCAR CARBON.

      (n)   PROPERTY

      All tooling, equipment or material of every description owned by a party to this Agreement(the "Owner") and furnished to the other party or specifically paid for by the Owner, and any replacement thereof, will remain the property of the Owner. Such property, and whenever practical, each individual item thereof, will be plainly marked or otherwise properly identified as the "Property of the Owner." and will be safely stored. The party will not substitute any property for the Owner's property and will not use such property except in fulfilling the purchase order. Such property, while in the party's custody or control, will be held at that party's expense, and will be insured by that party in an amount equal to its replacement cost with loss payable to Owner. Such property will be prepared for shipment and delivered in good condition, normal wear and tear excepted, to the Owner on a FCA origin basis immediately upon request by the Owner.

      (o)   TERMINATION

      BPS may require UCAR CARBON to terminate work under any purchase order in whole or in part at any time by notice to UCAR CARBON in writing, whereupon UCAR CARBON will immediately stop work on the purchase order, or the terminated portion thereof, and notify its subcontractors to do likewise. Except for such termination as is caused by a default or delay of UCAR CARBON, UCAR CARBON will be entitled to reimbursement for its actual costs applicable to the termination incurred up to and including the date of termination. UCAR CARBON will also be entitled to reasonable profit on the work done before such termination at a rate not exceeding the rate used in establishing the original purchase price. The total amount of such claim will not exceed the cancelled commitment value of the purchase order.

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      (p)   TERMINATION FOR DEFAULT

      The BPS and UCAR CARBON covenant and agree as follows:

            (i) BPS may, by written notice, terminate any purchase order in whole or in part if UCAR CARBON fails

                  (A) to make delivery of the ordered materials or items or to perform the services in the manner and within the time specified therefor or any extension thereof by written change order or amendment, or

                  (B) to replace or correct defective materials or items in accordance with Section 3.1(f) and Section 3.1(h), or

                  (C) to perform any other provision of the purchase order, or

                  (D) to make progress so as to endanger performance of its obligations under the purchase order;

            (ii) if a purchase order is terminated by reason of UCAR CARBON's default, UCAR CARBON will transfer title and deliver to BPS, promptly at BPS's request, in the manner and to the extent directed by BPS,

                  (A)   any completed materials or items, and

                  (B) such particularly completed materials or items as UCAR CARBON has produced or acquired for the performance of the terminated part of the purchase order.

            UCAR CARBON will protect and preserve such property in the possession of UCAR CARBON. Payment for completed materials or items delivered to and accepted by BPS will be in an amount agreed upon by UCAR CARBON and BPS, which amount must not exceed the contract price therefor; and

            (iii) failure by BPS to enforce any of its rights under the purchase order will not be deemed a waiver thereof.

      (q)   ATTORNEY'S FEES

      If UCAR CARBON and BPS are unable to resolve any dispute arising under the purchase order and any suit or other judicial proceeding is instituted with reference thereto, the successful party in any such suit or other judicial proceeding will be paid promptly by the other party an additional amount equal to the successful party's reasonable attorney's fees and costs incurred.


      (r)   GENERAL

      The following general provisions will apply to all purchase orders:

            (i) time will be of the essence hereof;

            (ii) the purchase order is given pursuant to this Agreement and will be subject to the terms of this Agreement and in the event of any conflict between the terms of this Agreement and the terms of the purchase order, the terms of this Agreement will govern;

            (iii) waiver by a party of any of its rights or default by the other hereunder will not be deemed a waiver by such party of any other right or default;

            (iv) UCAR CARBON will not change a purchase order or ship non-conforming items without first obtaining the written consent of BPS;

            (v) UCAR CARBON will, from time to time upon request by BPS, do, execute, acknowledge, deliver, or cause to be done, executed, acknowledged and delivered, all and every such further acts, bills of sale, bills of lading, deeds, transfers and assurances as BPS may reasonably request to evidence or protect BPS's ownership interest in the ordered items or to carry into effect the intentions of the parties as set out in this purchase order.

            (vi) UCAR CARBON will, at BPS's request, make available to BPS's Affiliates those items or materials of the kind that are the subject matter of the purchase order at prices payable by BPS under the purchase order. UCAR CARBON may but is not required, at BPS's request, to make available to BPS licensees and customers those items or materials of the kind that are the subject matter of the purchase order at prices payable by BPS under the purchase order.

      (s)   ASSIGNMENTS

      Neither party may assign any rights or obligations under a purchase order (including the right to receive monies due hereunder) without the prior written consent of the other party, and any purported assignment without such consent will be void. No assignment will relieve the assigning party from its obligations under the purchase order.


      (t) NOTICE OF LABOR DISPUTE

      Whenever an actual or potential labor dispute is delaying or threatens to delay the timely performance of a purchase order, the affected party will, as soon as practicable, notify the other party of such dispute and furnish all relevant details. Receipt by the other party of such notice will not constitute a waiver by that party of the affected party's obligation to meet the delivery schedule; however, such dispute may constitute an event of Force Majeure as governed by this Agreement.



      (u) DISPUTE RESOLUTION AND APPLICABLE LAW

      The Dispute Resolution and Applicable Law provisions set out in Parts 7 and Section 9.8 of this Agreement shall apply to all purchase orders.


EFFECT OF PURCHASE ORDER TERMS AND CONDITIONS

3.2 The terms and conditions set forth in this Part 3 apply only as to individual purchase orders issued and accepted in the sale of materials under this Agreement. In no way should any term contained in Section 3.1 be construed to give greater rights to a party or alter or amend the obligations of BPS or UCAR CARBON under the other terms of this Agreement. While a breach of the individual terms of a purchase order may give rise to a remedy under that particular purchase order, as set out in this Part 3, in no event will such breach of an individual purchase order be considered an Event of Default under this Agreement.

REVISED PURCHASE ORDER TERMS AND CONDITIONS

3.3 BPS will notify UCAR CARBON as soon as reasonably practicable of any proposed changes to, or substitutions of, the Terms and Conditions. No change to the Terms and Conditions will be effective as to UCAR CARBON until the parties have agreed to such change in writing as provided for in this Agreement.


                                     PART 4

                              PRICE OF THE PRODUCTS

PRICE

4.1 Subject to Section 2.3, the price payable by BPS for the Materials will be as follows:

      (a)         [REDACTED]

      (b) for all other Material supplied by UCAR CARBON and purchased by BPS the price will be as may be agreed upon by the parties pursuant to
      Section 2.4 and Section 2.5.


                                     PART 5

                                GRANT OF LICENSE

            [REDACTED]

5.1         [REDACTED]



            [REDACTED]

5.2         [REDACTED]

LICENSE RESTRICTIONS

5.3         [REDACTED]


TECHNOLOGY TRANSFER

5.4         [REDACTED]


FURTHER ASSURANCES FOR LICENSED MATERIALS

5.5 UCAR CARBON will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of the provisions of this Part 5.


SURVIVAL OF PART 5 PROVISIONS

5.6         [REDACTED]



                                     PART 6

                                 CONFIDENTIALITY

CONFIDENTIALITY OBLIGATIONS

6.1 Each party (for purposes of this Part 6, the "Recipient"), at all times during this Agreement and for a period of ten years after the expiry hereof,

      (a) will, and will ensure that each of its directors, officers, employees, Affiliates, licensees, including sublicensees (collectively, the "Recipient's Agents") will, hold in confidence and keep confidential the Confidential Information of a party (the "Disclosing Party") disclosed to it by the Disclosing Party,

      (b) will not, and will use reasonable efforts to ensure that the Recipient's Agents will not, directly or indirectly, use or disclose any such Confidential Information except to the extent that it is strictly necessary under this Agreement or the Collaboration Agreement,

      (c) will cause the Recipient's Agents that are recipients of or exposed to such Confidential Information, to execute confidentiality agreements to protect the same,

      (d) will not, and will ensure that the Recipient's Agents will not, except to the extent necessary for the purposes of this Agreement, make copies of or otherwise reproduce such Confidential Information, and

      (e) will, and will ensure that each of the Recipient's Agents will, use commercially reasonable best efforts to maintain all such Confidential Information in a manner so as to protect the same against wrongful disclosure, misuse, espionage and theft.

EXCEPTIONS FOR CONFIDENTIALITY

6.2 The Confidentiality obligations set out in Section 6.1 shall not apply to any Confidential Information:

      (a) which is or becomes generally available to the public through no breach of this Agreement or any other obligation of the Recipient or the Recipient's Agents to the Disclosing Party,

      (b) of which the Recipient or the Recipient's Agents had knowledge before the date of this Agreement, as evidenced by competent proof, unless the same was disclosed to the Recipient or the Recipient's Agents by the Disclosing Party,

      (c) of which the Recipient or the Recipient's Agents obtained knowledge from a third party, as evidenced by competent proof, unless such third party obtained such Confidential Information in violation of any duty of confidence owed to the Disclosing Party, or

      (d) which is required to be disclosed pursuant to law or a rule, regulation, policy or order of a governmental authority having jurisdiction or pursuant to a final order or judgment of a court of competent jurisdiction and in such case the parties will cooperate with one another to obtain an appropriate protective order or other reliable assurance that confidential treatment will be afforded to such Confidential Information.

EMPLOYMENT RELATIONS

6.3 Neither party will, during the term of this Agreement and for a period of two years next after the expiry or termination hereof, solicit for employment any individual who is, at the time of such solicitation, employed by the other party or its Affiliates nor will such party, directly or indirectly, induce any such individual to leave his or her employment. Nothing herein will prevent a party from employing any such employee so long as no solicitation or inducement has been made to such employee by or on behalf of such party.

REASONABLE RESTRICTION

6.4 Each party agrees that the restrictions contained in this Part 6 are reasonable for the protection of the respective legitimate business interests of the parties.

MUTUAL SECRECY AGREEMENT AND COLLABORATION AGREEMENT

6.5         The provisions of

      (a) the Mutual Secrecy Agreement (and not Section 6.1 and Section 6.2 hereof) will apply to all "Proprietary Information" (as defined in such agreement) disclosed by the parties to one another before the Effective Date (as defined in the Collaboration Agreement) notwithstanding that the same Proprietary Information is disclosed again as Confidential Information under this Agreement, and

      (b) the provisions of the Collaboration Agreement (and not Section 6.1 and Section 6.2) will apply to all Confidential Information disclosed by the parties to one another during the term of the Collaboration notwithstanding that the same Confidential Information is disclosed again during the term of this Agreement.

SURVIVAL OF PART 6 PROVISIONS

6.6 Notwithstanding anything in this Agreement, the provisions of this Part 6 will be separate and distinct covenants and agreements enforceable after the termination of this Agreement in accordance with the terms of this Part 6, and any reference in this Agreement to termination will not affect this Part 6 unless specifically agreed to by the parties.



                                     PART 7

                               DISPUTE RESOLUTION

INITIATION OF PROCESS

7.1 If at any time a dispute between the parties with respect to any matter relating to this Agreement arises, a party that wishes that the issue be considered further must give written notice (the "Dispute Notice") to the other requiring that such issue or dispute be decided pursuant to this Part 7.

REFERRAL TO CHIEF EXECUTIVE OFFICERS

7.2 If a Dispute Notice is given, the Chief Executive Officers of each of the parties will initiate discussions with a view to settling the issue or matter. A decision reached by such Chief Executive Officers and communicated by them in writing to the parties will be binding on the parties and will be implemented.

SUBMISSION TO ARBITRATION

7.3 If no decision is communicated by the Chief Executive Officers within 30 days after such issue or dispute is referred to them, either party may at any time before a decision thereon is so communicated and less than 120 days after delivery of the Dispute Notice, by further notice given to the other, submit the issue or dispute for a binding determination by a three member arbitration panel in accordance with the rules of arbitration of the International Chamber of Commerce.

ACCEPTANCE AND IMPLEMENTATION

7.4 Each of the parties will accept and proceed in good faith diligently to implement the binding award or decision of an arbitrator on an arbitration pursuant to Section 7.3.

PLACE OF ARBITRATION

7.5 All arbitration proceedings will be conducted in San Francisco, California or in such other place as the parties may agree.

LEGAL PROCEEDINGS

7.6 A legal proceeding commenced by a party to this Agreement in respect of an issue or dispute that may be arbitrated under this Agreement will be stayed until the time during which arbitration may be initiated has expired or, if arbitration is initiated, a decision on the arbitration is delivered or the arbitration process has otherwise ended.

EXCLUSIONS

7.7 This Part 7 will not apply to any action under Part 6 or for the grant of provisional remedies, including injunctions, restraining orders and specific performance, and each party reserves its right to commence such action or seek such remedies from a court of competent jurisdiction.

                                     PART 8

                              TERM AND TERMINATION

TERM

8.1 [REDACTED] If during such review period the parties cannot agree as to the necessity or content of any such changes, the disagreement as to the proposed changes shall be submitted to the Dispute Resolution Process set out in Part 7 and the Agreement will continue in effect as if no review had been initiated.

TERMINATION FOR DEFAULT

8.2         [REDACTED]




NO PREJUDICE

8.3 The right to terminate this Agreement will not prejudice any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

NO FURTHER OBLIGATIONS

8.4 Subject to Section 5.6 and Section 6.6 and the Collaboration Agreement, upon the termination of this Agreement for any reason, except for any rights or obligations which may have accrued before termination, or rights specifically contemplated to continue after termination or arise as a result of termination, neither party will have any further rights or obligations to the other under this Agreement.


                                     PART 9

                                  MISCELLANEOUS


MODIFICATIONS, APPROVALS AND CONSENTS

9.1 No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by both parties and then only in the specific instance and for the specific purpose given.

FURTHER ASSURANCES

9.2 The parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

ENTIRE AGREEMENT

9.3 This Agreement and the Collaboration Agreement constitute the entire agreement between the parties hereto and supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties.

NOTICES

9.4 Every notice, request, demand, direction or other communication (each, for the purposes of Section 9.4, Section 9.5 and Section 9.6, a "Notice") required or permitted to be given pursuant to this Agreement will be deemed to be well and sufficiently given if in writing and delivered by hand (or recognized overnight courier service addressed as follows:

      (a)   if to BPS at:

            9000 Glenlyon Parkway
            Burnaby, British Columbia
            Canada   V5J 5J9
            Attention:  President and Chief Operating Officer
            Facsimile:  (604) 412-3131

            with a copy to BPS's Vice-President, Corporate Affairs at the same address; and

      (b)   if to UCAR CARBON at:

            3102 West End Avenue
            Suite 1100
            Nashville, Tennessee
            USA 37203
            Attention:  The President
            Facsimile:  (615) 760-7797

            with a copy to UCAR CARBON's General Counsel at the same address;

or to such other address as is specified by the particular party by Notice to the others.

DEEMED RECEIPT

9.5 Any Notice delivered as aforesaid will be deemed conclusively to have been effectively given and received on the day Notice was delivered if it was on a day that was a Business Day or on the next day that is a Business Day if it was delivered on a day that was not a Business Day.

CHANGE OF ADDRESS

9.6 A party may at any time, by Notice to the others, change its address.

ENUREMENT

9.7 This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

APPLICABLE LAW

9.8 This Agreement will be deemed to have been made in British Columbia, Canada and the construction, validity and performance of this Agreement will be governed in all respects by the laws of British Columbia and applicable laws of Canada. The application of the provisions of the United Nations Convention on Contracts for the International Sale of Goods are hereby excluded.

ATTORNMENT

9.9 Each party irrevocably attorns to the exclusive jurisdiction of the courts of British Columbia, Canada and all courts having appellate jurisdiction thereover in respect of any proceeding arising out of or relating to this Agreement.





JUDGMENT CURRENCY


9.10 If, for the purposes of obtaining a judgment in any court, it is necessary to convert a sum awarded in Canadian Dollars (the "Original Currency") into United States Dollars (the "Judgment Currency"), the parties agree that the rate of exchange used shall be established on the business day preceding the date on which the final judgment is rendered by the court. If it is necessary to convert a sum awarded in United States Dollars (the "Original Currency") into Canadian Dollars (the "Judgment Currency"), the parties agree that the rate of exchange used shall be established on the business day preceding the date on which the final judgment is rendered by the court. The rate of exchange shall be determined by reference to the Bank of Canada noon rate of exchange for Canadian to U.S. Dollars or U.S. to Canadian as published by Reuters. In the event such rate is not available through Reuters the rate shall be ascertained by reference to any other means by which such rate is published from time to time by the Bank of Canada.

FORCE MAJEURE

9.11 Neither party will be liable to the other for default or delay in the performance of its obligations under this Agreement if such default or delay is caused by fire, strike, riot, war, act of God, delay of carriers, governmental orders or regulation, complete or partial shutdown of plant by reason of inability to obtain sufficient raw material or power, or any other occurrence beyond the reasonable control of such party. The party whose performance is prevented by any such occurrence will notify the other party of the same in writing as soon as is reasonably possible after the commencement thereof, will provide the other with full written particulars of such occurrence and attempts made to remedy the same, will use commercially reasonable efforts to remedy such occurrence with all reasonable dispatch and, upon cessation of the occurrence, will give prompt written notice to the other party of the same. Should an event of Force Majeure continue for such a period of time that UCAR CARBON will not be able to meet BPS's monthly forecast as originally established in the Annual Commitment for the Materials, UCAR CARBON shall use reasonable commercial efforts to obtain an alternative source for performance which may include leasing production time, assigning a temporary license to allow a third party (which may include BPS) to fulfill the immediate production concerns and/or other appropriate actions.

SEVERABILITY

9.12 If any provision contained in this Agreement is found by any court or arbitrator for any reason to be invalid, illegal or unenforceable in any respect,

      (a) the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose, and

      (b) the parties will use their best efforts to substitute for any provision that is invalid, illegal or unenforceable a valid and enforceable provision which achieves to the greatest extent possible the economic, legal and commercial objectives of such invalid, illegal or unenforceable provision and of this Agreement and, failing the agreement of the parties on such a substitution within 30 days after the finding of the court or arbitrator, either party may refer the matter for dispute resolution under Part 7.




COUNTERPARTS

9.13 This Agreement may be executed in counterparts or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that both parties are not signatories to the same counterpart or facsimile.

ASSIGNMENT

9.14 Neither party may assign any right, benefit or interest in this Agreement without the written consent of the other party, such consent not to be unreasonably withheld, and any purported assignment without such consent will be void. Notwithstanding the foregoing, upon notice to the other party, either party may assign this Agreement to a wholly owned subsidiary of that party without the other party's consent provided that no such assignment will release the assignor from its obligations under this Agreement.

NO PARTNERSHIP

9.15 Nothing in this Agreement will create, or be deemed to create, a partnership between the parties.

Dated as of the day and year first above written.

UCAR CARBON COMPANY INC.                  BALLARD POWER SYSTEMS INC.



By:   /s/ G.E. Playford, CEO              By: /s/ Michael Graydon
      ------------------------------         -------------------------------
      Authorized Signatory                   Authorized Signatory


By:    /s/ Karen G. Narwold, Asst. Sec.   By: /s/
      ------------------------------         -------------------------------
      Authorized Signatory                   Authorized Signatory

                                   SCHEDULE A

                            MATERIALS SPECIFICATIONS







                                   [REDACTED]

                                   SCHEDULE B


                           FIRST YEAR PRODUCT FORECAST






                                   [REDACTED]

                                   SCHEDULE C


                           FIRST YEAR PRODUCTS PRICING





                                   [REDACTED]

                                   SCHEDULE D

                       SUPPLIER EVALUATION SYSTEM CRITERIA






                                   [REDACTED]

                                SUPPLY AGREEMENT

                            MADE AS OF AUGUST 5, 1999

                                     BETWEEN

                            UCAR CARBON COMPANY INC.


                                       AND

                           BALLARD POWER SYSTEMS INC.

                       T A B L E   O F   C O N T E N T S

                                                                              PAGE

PART 1......................................................................    2

  DEFINITIONS...............................................................    2
  INTERPRETATION............................................................    5
  SCHEDULES.................................................................    5

PART 2......................................................................    6

  MATERIALS SALE............................................................    6
  SUPPLIER EVALUATION SYSTEM................................................    6
  MOST FAVOURED CUSTOMER....................................................    6
  FIRST YEAR FORECAST AND PRICING...........................................    6
  FUTURE FORECASTS AND PRICING..............................................    6
  DELIVERY OF MATERIALS.....................................................    7
  LICENSE TO USE OF MATERIALS...............................................    7
  IMPROVEMENTS TO MATERIALS.................................................    7

PART 3......................................................................    8

  SALES/PURCHASE ORDER CONDITIONS...........................................    8
  EFFECT OF PURCHASE ORDER TERMS AND CONDITIONS.............................   15
  REVISED PURCHASE ORDER TERMS AND CONDITIONS...............................   16

PART 4......................................................................   16

  PRICE.....................................................................   16

PART 5......................................................................   16

         [REDACTED]      ...................................................   16
         [REDACTED]      ...................................................   16
  LICENSE RESTRICTIONS......................................................   16
  TECHNOLOGY TRANSFER.......................................................   17
  FURTHER ASSURANCES FOR LICENSED MATERIALS.................................   17
  SURVIVAL OF PART 5 PROVISIONS.............................................   17

PART 6......................................................................   17

  CONFIDENTIALITY OBLIGATIONS...............................................   17
  EXCEPTIONS FOR CONFIDENTIALITY............................................   18
  EMPLOYMENT RELATIONS......................................................   18
  REASONABLE RESTRICTION....................................................   18
  MUTUAL SECRECY AGREEMENT AND COLLABORATION AGREEMENT......................   19
  SURVIVAL OF PART 6 PROVISIONS.............................................   19

PART 7......................................................................   19

  INITIATION OF PROCESS.....................................................   19
  REFERRAL TO CHIEF EXECUTIVE OFFICERS......................................   19
  SUBMISSION TO ARBITRATION.................................................   19
  ACCEPTANCE AND IMPLEMENTATION.............................................   20
  PLACE OF ARBITRATION......................................................   20
  LEGAL PROCEEDINGS.........................................................   20
  EXCLUSIONS................................................................   20

PART 8......................................................................   20

  TERM......................................................................   20

  TERMINATION FOR DEFAULT...................................................   20
  NO PREJUDICE..............................................................   21
  NO FURTHER OBLIGATIONS....................................................   21

PART 9......................................................................   21

  MODIFICATIONS, APPROVALS AND CONSENTS.....................................   21
  FURTHER ASSURANCES........................................................   21
  ENTIRE AGREEMENT..........................................................   21
  NOTICES...................................................................   21
  DEEMED RECEIPT............................................................   22
  CHANGE OF ADDRESS.........................................................   22
  ENUREMENT.................................................................   22
  APPLICABLE LAW............................................................   22
  ATTORNMENT................................................................   22
  JUDGMENT CURRENCY.........................................................   23
  FORCE MAJEURE.............................................................   23
  SEVERABILITY..............................................................   23
  COUNTERPARTS..............................................................   24
  ASSIGNMENT................................................................   24
  NO PARTNERSHIP............................................................   24